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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 March 19, 2001
                Date of Report (Date of earliest event reported)

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                              NEOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     000-28782                 93-0979187
(State or other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)         Identification Number)


          157 TECHNOLOGY DRIVE
           IRVINE, CALIFORNIA                                    92618
(Address of principal executive offices)                       (Zip Code)


                                 (949) 788-6700
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 9. REGULATION FD DISCLOSURE

        On March 19, 2001, NeoTherapeutics, Inc. issued a news release, the text of which is set forth below, announcing that its subsidiary NeoGene Technologies, Inc., has entered into a Drug Pfinder Agreement with Pfizer Inc. Under the terms of the agreement, Pfizer will make use of NeoGene's technology to screen potential drug candidates. In return, NeoGene is entitled to receive an initial payment and milestone payments which could total $12,000,000 if Pfizer receives final market approval from the Food and Drug Administration for a drug candidate identified using NeoGene's technology under the agreement. NeoTherapeutics, Inc. is furnishing the information contained in this Current Report on Form 8-K pursuant to the Securities and Exchange Commission's Regulation FD.

          NEOTHERAPEUTICS' NEOGENE SIGNS LICENSE AGREEMENT WITH PFIZER

     PFIZER WILL USE AN ORPHAN RECEPTOR IDENTIFIED BY NEOGENE TECHNOLOGIES,
                        A SUBSIDIARY OF NEOTHERAPEUTICS

        IRVINE, Calif., March 19, 2001 -- NeoTherapeutics, Inc. (NASDAQ: NEOT; NEOTW) announced today that its functional genomics subsidiary, NeoGene Technologies, has entered into a Drug Pfinder Agreement with Pfizer Inc (NYSE:
PFE). Under the terms of the agreement, NeoGene will receive an initial payment and milestone payments on potential products.

        "NeoGene Technologies has been created to promote the pharmaceutical value of our research findings", stated Olivier Civelli, Ph.D., Principal Investigator for NeoGene Technologies. "This is our first success in that direction and it is achieved with one of the largest pharmaceutical companies in the world. To be accepted as Pfizer's partner represents a true boost to our vision of using the natural ligands of orphan receptors as novel pharmaceutical targets."

        "This is an important step for NeoGene Technologies", stated Alvin J. Glasky, Ph.D., President of NeoGene Technologies. "This transaction with Pfizer, demonstrates the significant value of the work that Dr. Civelli and his team are doing at NeoGene, and we plan to further demonstrate this value through additional license agreements. NeoGene's scientific team leads the world in the identification of orphan receptors, which represent very valuable tools for developing new drug candidates."

        NeoGene's expertise relates to the largest family of receptors in the human body called the G-protein-coupled receptors (GPCRs). The GPCRs direct many of the physiological functions that are of pharmaceutical interest. Since about half of the drugs that are marketed at present act on GPCR's, the Company expects that many drugs in the future will act on unknown GPCR's or "orphan" receptors. NeoGene has placed itself at the forefront of future pharmaceutical research in its efforts to identify the function of the approximately 140 remaining orphan receptors.

NEOTHERAPEUTICS is a biopharmaceutical company focused on the development of drugs for unmet medical needs. The Company's most advanced drug, Neotrofin(TM), is currently being developed for Alzheimer's disease and other neurodegenerative diseases, such as Parkinson's disease and spinal cord injury. NEOGENE TECHNOLOGIES, INC., a subsidiary of NeoTherapeutics, is engaged in functional genomics research. A second subsidiary, NEOONCORX, INC., is engaged in the development of anti-cancer drugs. For additional Company information, visit NeoTherapeutics' web site at www.neotherapeutics.com.

This press release may contain forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

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                              BULLETIN!! BULLETIN!!

NeoTherapeutics will hold a telephone conference call on Tuesday, March 20, 2001 starting at 11:00 A.M. (EST). Alvin J. Glasky, Ph.D., Chairman and Chief Executive Officer; Rajesh Shrotriya, M.D, President; and, Sam Gulko, Senior Vice President Finance and Chief Financial Officer, will discuss issues and answer questions relating to this news release, fourth quarter earnings and milestones for 2001. Those wishing to participate should call 888-552-7850 at approximately 10:50 A.M. (EST) . A REPLAY OF THIS CONFERENCE CALL WILL be available on the Company's website at www.neotherapeutics.com.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NEOTHERAPEUTICS, INC.


Date: March 19, 2001                          By: /s/ Samuel Gulko
                                                  ------------------------------
                                                  Name: Samuel Gulko
                                                  Title: Chief Financial Officer



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